EXHIBIT 10.18

GENENTECH, INC.

EQUITY INCENTIVE PLAN

(Effective April 16, 2004)

GENENTECH, INC.
EQUITY INCENTIVE PLAN

SECTION 1
BACKGROUND AND PURPOSE

            1.1  Background and Effective Date.  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares.  The Plan is effective as of April 16, 2004 upon approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2004 Annual Meeting of Stockholders of the Company.

            1.2  Purpose of the Plan.  The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Subsidiaries, (b) consultants who provide significant services to the Company and its Subsidiaries, and (c) directors of the Company who are employees of neither the Company nor any Subsidiary.  The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company's shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

SECTION 2
DEFINITIONS

            The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

            2.1  "1934 Act" means the Securities Exchange Act of 1934, as amended.  Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

            2.2  "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

            2.3  "Approval Authority" means an authority, governmental or otherwise, that regulates pre-market approval of goods and services, including, but not limited to, the United States Food and Drug Administration.

            2.4  "Award Agreement" means the written agreement setting forth the terms and conditions applicable to each Award granted under the Plan.

            2.5  "Board" or "Board of Directors" means the Board of Directors of the Company.

            2.6  "Code" means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

            2.7  "Committee" means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

            2.8  "Company" means Genentech, Inc., a Delaware corporation, or any successor thereto.

            2.9  "Consultant" means any consultant, independent contractor, or other person who provides significant services to the Company or its Subsidiaries, but who is neither an Employee nor a Director.

            2.10  "Cost of Sales as a Percentage of Sales" means as to any Performance Period, the Company's cost of sales stated as a percentage of sales, determined in accordance with generally accepted accounting principles.

            2.11  "Director" means any individual who is a member of the Board of Directors of the Company.

            2.12  "Disability" means a permanent and total disability under Section 22(e)(3) of the Code.

            2.13  "Earnings Per Share" means as to any Performance Period, the Company's Profit After Tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

            2.14  "Employee" means any employee of the Company or of a Subsidiary, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

            2.15  "Exchange Program" means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c).  Notwithstanding the preceding, the term Exchange Program does not include any (i) program under which an outstanding Award is surrendered or cancelled in exchange for a different type of Award and/or cash having a total value equal to the value of the surrendered or cancelled Award, (ii) action described in Section 4.3, nor (iii) transfer or other disposition permitted under Section 9.7.

            2.16  "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

            2.17  "Fair Market Value" means the closing per share selling price for Shares on the relevant date, or if there were no sales on such date, average of the closing sales prices on the immediately following and preceding trading dates, in either case as reported by The Wall Street Journal or such other source selected in the discretion of the Committee (or its delegate).  Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

            2.18  "Fiscal Year" means the fiscal year of the Company.

            2.19  "Free Cash Flow" means as to any Performance Period, the Company's earnings before interest, taxes, depreciation and amortization (EBITDA), determined in accordance with generally accepted accounting principles.

            2.20  "Grant Date" means, with respect to an Award, the date that the Award was granted.  The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

            2.21  "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

            2.22  "Marketing and Sales Expenses as a Percentage of Sales" means as to any Performance Period, the Company's marketing and sales expenses stated as a percentage of sales, determined in accordance with generally accepted accounting principles.

            2.23  "Net Income as a Percentage of Sales" means as to any Performance Period, the Company's net income stated as a percentage of sales, determined in accordance with generally accepted accounting principles.

            2.24  "Nonemployee Director" means a Director who is an employee of neither the Company nor of any Subsidiary.

            2.25  "Nonqualified Stock Option" means an option to purchase Shares that is not intended to be an Incentive Stock Option.

            2.26  "Operating Margin" means as to any Performance Period, the Company's net operating income divided by Revenues, determined in accordance with generally accepted accounting principles.

            2.27  "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

            2.28  "Participant" means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

            2.29  "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award.  As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cost of Sales as a Percentage of Sales, (b) Earnings Per Share, (c) Free Cash Flow, (d) Marketing and Sales Expenses as a Percentage of Sales, (e) Net Income as a Percentage of Sales, (f) Operating Margin, (g) Product Approvals, (h) Product Sales, (i) Projects in the Development Pipeline, (j) Regulatory Filings, (k) Research and Development Expenses as a Percentage of Sales, (l)  Working Capital and (m) Revenue.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company and/or (v) on a pre-tax or after-tax basis.  Prior to the Determination Date, the Committee shall determine whether any element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

            2.30  "Performance Period" means any Fiscal Year or such longer period as determined by the Committee in its sole discretion.

            2.31  "Performance Unit" means an Award granted to a Participant pursuant to Section 8.

            2.32  "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

            2.33  "Plan" means the Genentech, Inc. Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

            2.34  "Product" means any product requiring pre-market approval by an Approval Authority, including, but not limited to, biologics, drugs and medical devices.

            2.35  "Product Approval" means the approval by any Approval Authority of the right to market or sell a Product.

            2.36  "Product Sales" means as to any Performance Period, the Company's sales generated from the sale of Products to third parties, determined in accordance with generally accepted accounting principles.

            2.37  "Projects in Development" refers to one or more Projects at any or all stages of development from conception, discovery and/or initial research through Product Approval, including, but not limited to, pre-clinical testing, filing of an IND, Phase 1, Phase 2 and Phase 3 clinical trials and submission and approval of an NDA or BLA.

            2.38  "Profit After Tax" means as to any Performance Period, the Company's income after taxes, determined in accordance with generally accepted accounting principles.

            2.39  "Regulatory Filings" means as to any Performance Period, the number of filings submitted to an Approval Authority in order to satisfy one or more of such Approval Authority's requirements for Product Approval.

            2.40  "Research and Development Expenses as a Percentage of Sales" means as to any Performance Period, the Company's research and development expenses stated as a percentage of sales, determined in accordance with generally accepted accounting principles.

            2.41  "Restricted Stock" means an Award granted to a Participant pursuant to Section 7.

            2.42  "Retirement" means, in the case of an Employee or a Nonemployee Director a Termination of Service occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time.  With respect to a Consultant, no Termination of Service shall be deemed to be on account of "Retirement."

            2.43  "Revenue" means as to any Performance Period, the Company's net revenues generated from third parties, determined in accordance with generally accepted accounting principles.

            2.44  "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

            2.45  "Section 16 Person" means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

            2.46  "Shares" means the shares of common stock of the Company.

            2.47  "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

            2.48  "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            2.49  "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or a Subsidiary; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or a Subsidiary; and (c) in the case of a Nonemployee Director, a cessation of the Director's service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

            2.50  "Working Capital" means the Company's current assets minus current liabilities, determined in accordance with generally accepted accounting principles.

SECTION 3
ADMINISTRATION

            3.1  The Committee.  The Plan shall be administered by the Committee.  The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.  With respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall be comprised solely of Directors who are "outside directors" under Section 162(m).

            3.2  Authority of the Committee.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions.  The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.  Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company.

            3.3  Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company.  Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify.

3.4 Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4
SHARES SUBJECT TO THE PLAN

            4.1 Number of Shares.  Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall equal the sum of (a) 40 million and (b) up to a maximum of 10 million Shares that remain available for grant under the Company's 1999 Stock Plan as of its date of termination or that otherwise would have been returned to the 1999 Stock Plan after its date of termination on account of the expiration or forfeiture of awards granted under the 1999 Stock Plan.  Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

            4.2  Lapsed Awards.  If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award, except as determined by the Committee.

            4.3  Adjustments in Awards and Authorized Shares.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number and class of Shares which may be added annually to the Shares reserved under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, and 8.1.  Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5
STOCK OPTIONS

            5.1  Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion.  The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 1,000,000 Shares.  Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted Options to purchase up to an additional 500,000 Shares.  The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

            5.2  Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine.  The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

            5.3  Exercise Price.  Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

                        5.3.1  Nonqualified Stock Options.  The Exercise Price of each Nonqualified Stock option shall be determined by the Committee in its discretion.

                        5.3.2  Incentive Stock Options.  In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

                        5.3.3  Substitute Options.  Notwithstanding the provisions of Section 5.3.2, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer.  If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

            5.4  Expiration of Options.

                        5.4.1  Expiration Dates.  Each Option shall terminate no later than the first to occur of the following events:

                                    (a) The date for termination of the Option set forth in the written Award Agreement; or

                                    (b) The expiration of ten (10) years from the Grant Date.

                        5.4.2  Death of Participant.  Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

                        5.4.3  Committee Discretion.  Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

            5.5  Exercisability of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion.  After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

            5.6  Payment.  Options shall be exercised by the Participant's delivery of a notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.  The notice shall be given in the form and manner specified by the Company from time to time.

                        Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent.  The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.  As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

            5.7  Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

            5.8  Certain Additional Provisions for Incentive Stock Options.

                        5.8.1  Exercisability.  The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

                        5.8.2  Termination of Service.  No Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise.  No Incentive Stock Option may be exercised more than one (1) year after the Participant's Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise.

                        5.8.3  Employees Only.  Incentive Stock Options may be granted only to persons who are Employees on the Grant Date.

                        5.8.4  Expiration.  No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6
STOCK APPRECIATION RIGHTS

            6.1  Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

                        6.1.1  Number of Shares.  The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 1,000,000 Shares.  Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted SARs covering up to an additional 500,000 Shares.

                        6.1.2  Exercise Price and Other Terms.  The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan.

            6.2  SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

            6.3  Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement.  Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

            6.4  Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                        (a)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

                        (b)  The number of Shares with respect to which the SAR is exercised.  At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7
RESTRICTED STOCK

            7.1  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants as the Committee, in its sole discretion, shall determine.  The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 500,000 Shares of Restricted Stock.  Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to an additional 250,000 Shares of Restricted Stock.

            7.2  Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.  Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

            7.3  Transferability.  Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

            7.4  Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

                        7.4.1  General Restrictions.  The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

                        7.4.2  Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

                       7.4.3  Legend on Certificates.  The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

            7.5  Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction.  The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed.  After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.  The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company

            7.6  Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

            7.7  Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

            7.8  Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
PERFORMANCE UNITS AND PERFORMANCE SHARES

            8.1  Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion.  The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant shall receive Performance Units having an initial value greater than $5,000,000, and (b) no Participant shall receive more than 500,000 Performance Shares.

            8.2  Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

            8.3  Performance Objectives and Other Terms.  The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants.  The time period during which the performance objectives must be met shall be called the "Performance Period."  Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

                        8.3.1  General Performance Objectives.  The Committee may set performance objectives based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

                        8.3.2  Section 162(m) Performance Objectives.  For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares shall be based on the achievement of Performance Goals.  The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as "performance-based compensation" under Section 162(m) of the Code.  In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

            8.4  Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.  After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

            8.5  Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period.  The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

            8.6  Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 9
MISCELLANEOUS

            9.1  Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award.  Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

            9.2  No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause.  For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a Termination of Service.  Employment with the Company and its Subsidiaries is on an at-will basis only.

            9.3  Participation.  No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

            9.4  Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

            9.5  Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

            9.6  Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death.  Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee.  In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

            9.7  Limited Transferability of Awards.  No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.6.  All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.  Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company.  Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

            9.8  No Rights as Stockholder.  Except to the limited extent provided in Sections 7.6, 9.6 and 9.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 10
AMENDMENT, TERMINATION, AND DURATION

            10.1  Amendment, Suspension, or Termination.  The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason.  The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant.  No Award may be granted during any period of suspension or after termination of the Plan.

            10.2  Duration of the Plan.  The Plan shall be effective as of April 16, 2004, and subject to Section 11.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.  However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after April 16, 2014.

SECTION 11
TAX WITHHOLDING

            11.1  Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

            11.2  Withholding Arrangements.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

SECTION 12
LEGAL CONSTRUCTION

            12.1  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

            12.2  Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

            12.3  Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

            12.4  Securities Law Compliance.  With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3.  To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

            12.5  Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

            12.6  Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.